CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors of
    Cova Financial Services Life Insurance Company


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

                                   KPMG PEAT MARWICK LLP

St. Louis, Missouri
April 25, 1997